Exhibit 21.1

STEWART INFORMATION SERVICES CORPORATION AND SUBSIDIARIES
December 31, 2020

Name of Subsidiary	State, Territory or Country of Origin
Stewart Title of Alabama, LLC	Alabama
Stewart Title & Trust of Tucson	Arizona
Stewart Title of Arkansas, LLC	Arkansas
Asset Preservation, Inc.	California
InterCity Capital Corporation	California
Stewart Title of California, Inc.	California
SAB Holdings, LLC	Colorado
Stewart Lender Services - Latin America, S.A.	Costa Rica
NotaryCam, Inc.	Delaware
Stewart Appraisal Management, Inc.	Delaware
Stewart Information Services Corporation	Delaware
Stewart Title & Trust of Phoenix, Inc.	Delaware
Stewart Valuation Services, LLC	Delaware
US RES Holdco, LLC	Delaware
Stewart Properties of Tampa, Inc.	Florida
The Stewart Foundation, Inc.	Florida
Timeshare Administration Group, LLC	Florida
United States Appraisals, LLC	Kansas
ValuGuard Solutions, LLC	Kansas
Pro-Teck Services, Ltd	Massachusetts
Stewart Title Guaranty de Mexico, S.A. de C.V.	Mexico
Metropolitan Title & Escrow, LLC	Missouri
Stewart Title Inspection Service, LLC	Nevada
Stewart Title of Albuquerque, L.L.C.	New Mexico
Stewart Title of Dona Ana, Inc.	New Mexico
Parked Properties NY, Inc.	New York
Stewart Title Insurance Company	New York
Red River Title Services, Inc.	North Dakota
First Ohio Title Insurance Agency, Ltd.	Ohio
RET Solutions, LLC	Ohio
Oklahoma Land Title Services, LLC	Oklahoma
Stewart Title of Oklahoma, Inc.	Oklahoma
Stewart Pakistan (Private) Limited	Pakistan
LandSafe Default, Inc.	Pennsylvania
Advantage Title Solutions, S.R.L.	Romania
Yankton Title Company, Inc.	South Dakota
Memorial Title, LLC	Tennessee
Summit Land Title, LLC	Tennessee
Sumner Title & Escrow, LLC	Tennessee
9ONE5 Title, LLC	Texas
ABC Title, LLC	Texas
Advantage Title Solutions, LLC	Texas

Name of Subsidiary	State, Territory or Country of Origin
Bedrock Title Company, LLC	Texas
Chadco Builders, Inc.	Texas
Classic Title Company, LLC	Texas
Crown Title Company of Houston, LLC	Texas
Fulghum, Inc.	Texas
GESS Management, L.L.C.	Texas
GESS Real Estate Investments, L.P.	Texas
Graystone Title Company, LLC	Texas
HMH Title Company, LLC	Texas
Home Retention Services, Inc.	Texas
IT24 of Houston, LLC	Texas
Landon Title Company, LLC	Texas
LCH Title Company, L.C.	Texas
Millennium Title of Texas, L.C.	Texas
National Transfer Services, LLC	Texas
Priority Title, LLC	Texas
Professional Real Estate Tax Service of North Texas, L.L.C.	Texas
Professional Real Estate Tax Service of South Texas, L.L.C.	Texas
Professional Real Estate Tax Service, L.L.C.	Texas
PropertyInfo Corporation	Texas
PSI-Fire, L.P.	Texas
Red Oak Title, LLC	Texas
Stewart Financial Services, Inc.	Texas
Stewart Lender Services, Inc.	Texas
Stewart Solutions, LLC	Texas
Stewart Title Company	Texas
Stewart Title of Austin, LLC	Texas
Stewart Title of Lubbock, Inc.	Texas
Stewart Title of the Coastal Bend, Inc.	Texas
Texarkana Title & Abstract Company, Inc.	Texas
Texas Guild Title, LLC	Texas
U.S. Title Company of Wichita County I, Ltd.	Texas
Stewart Title Guaranty Company	Texas
Stewart Title Limited	United Kingdom
Stewart Title of Utah, Inc.	Utah
Western America Title Service, LLC	Utah
Brazos Insurance Company	Vermont
Richmond Settlement Solutions, LLC	Virginia
Stewart Land Title Services, L.L.C.	Virginia
Stewart Title & Settlement Services, Inc.	Virginia
Stewart Title and Escrow, Inc.	Virginia